                                                                     EXHIBIT 4.8

                  SHARE PLEDGE AND PROXY ARRANGEMENT AGREEMENT


THIS AGREEMENT made as of the 20th day of March, 1998

A M O N G:

                     STRIKER HOLDINGS (CANADA) INC., a corporation incorporated pursuant to the laws of Ontario

                     (hereinafter referred to as "Holdings")

                                    - and  -

                     FIRST ONTARIO LABOUR SPONSORED INVESTMENT
                     FUND LTD., a corporation incorporated pursuant to the laws of Ontario

                     (hereinafter referred to as "First Ontario")


CONTEXT OF THIS AGREEMENT

A. As of the date hereof, Holdings owns 75% of the voting equity of Striker Paper Canada, Inc. (more particularly defined herein as the "Corporation")

B. First Ontario has agreed to lend certain monies to the Corporation pursuant to the terms of a Subordinated Loan Agreement (as hereinafter more particularly defined) on certain conditions including:

(1) First Ontario shall acquire 25% of the voting equity of the Corporation;

(2) First Ontario, Holdings and the Corporation enter into the Shareholders Agreement (as more particularly defined herein), which said agreement provides for certain rights in favour of First Ontario to put their equity interest in the Corporation to the Corporation; and

(3) the delivery of a guarantee by Holdings of the performance of the Corporation of all obligations of the Corporation to First Ontario arising pursuant to the Subordinated Loan Agreement and the Shareholders Agreement secured, inter alia, by the pledge of Holdings's shares in the Corporation as herein contemplated.

C. Pursuant to a certain guarantee dated March 20, 1998 (the "Holdings Guarantee"), Holdings has given a guarantee of the performance by the Corporation of its obligations to First Ontario arising pursuant to the Subordinated Loan Agreement and the Shareholders Agreement (the "Guaranteed Obligations").

D. Holdings has agreed to pledge and transfer to First Ontario the Pledged Shares as a continuing collateral security for the Guaranteed Obligations.

E. Unless there has been a default in the Guaranteed Obligations which is continuing, Holdings is to enjoy the benefits of and exercise the rights derived from title to the Collateral pledged hereunder subject to the provisions of this Agreement.

NOW THEREFORE WITNESSETH THAT in consideration of the sum of Ten Dollars ($10.00) of lawful money of Canada now paid by each of the parties to the other (the receipt and sufficiency of which is by each hereby acknowledged) the parties agree each with the other as follows:


                             1.0  -  INTERPRETATION

1.1 DEFINED TERMS. The capitalized terms used in this Agreement shall be defined as follows:

          (a) "AGREEMENT" or "THIS AGREEMENT" means all amendments, modifications and supplements hereto and shall refer to this Agreement as the same may be in effect at the time such reference becomes operative;

          (b) "BUSINESS DAY" means a day on which chartered banks in Canada are required to be open for the transaction of regular business in Toronto, Ontario other than a Saturday, Sunday or statutory holiday;

          (c) "COLLATERAL" means all of the Pledged Shares, together with all proceeds thereof and all cash, stock or liquidating dividends, other distributions of property, returns of capital or other distributions made on or in respect of the Pledged Shares, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of the Corporation, received in exchange for the Pledged Shares or any part thereof or received as a result of any merger, consolidation, acquisition or other exchange of assets to which the Corporation may be a party or otherwise;

          (d) "CORPORATION" means Striker Paper Canada, Inc., a corporation incorporated pursuant to the laws of the Province of Ontario;

          (e)     "EVENT OF DEFAULT" has the meaning ascribed to that term in section 6.1 hereof;

          (f) "GUARANTEED OBLIGATIONS" means all debts, liabilities, obligations, covenants and duties owing by Holdings to First Ontario of any kind or nature, present or future, arising under the Holdings Guarantee or this Agreement. The term includes, but without limitation, all interest, charges, expenses, fees, legal fees and any other sums chargeable to Holdings under this Agreement;

          (g) "PERSON" means an individual, a partnership, a firm, a corporation, a trust, an unincorporated organization, a government or any department or agency thereof and the heirs, executors, administrators or other legal representatives of an individual; and words importing persons have a similar meaning;

          (h) "PLEDGED SHARES" means 11,270,737 common shares in the capital of the Corporation;

          (i) "SHAREHOLDERS AGREEMENT" means the unanimous shareholders agreement dated as of March 20, 1998 made among Holdings, Striker and First Ontario, together with all amendments, supplements and modifications thereto; and

          (j) "SUBORDINATED LOAN AGREEMENT" means the subordinated loan agreement dated as of March 20, 1998 made between Striker and First Ontario, together with all amendments, supplements and modifications thereto.

1.2 SECTION HEADINGS. Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

1.3 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

1.4 GOVERNING LAW. The validity of this Agreement and of all transactions provided for herein shall be governed by, interpreted and construed under the laws of the Province of Ontario.

1.5       CONSENT TO JURISDICTION.   For the purpose of all legal proceedings
this Agreement shall be deemed to have been performed in the Province of Ontario and the courts of the Province of Ontario shall have jurisdiction to entertain any action arising under this Agreement. The parties to this agreement each hereby irrevocably attorns to the jurisdiction of the courts of the Province of Ontario.


               2.0 - GRANT OF SECURITY INTEREST IN PLEDGED SHARES

2.1 PLEDGE AS SECURITY. Holdings hereby pledges, transfers, conveys, hypothecates, mortgages, assigns, sets over, delivers and grants to First Ontario, title to the Collateral as a continuing collateral security interest for the punctual performance and payment in full payment of all the Guaranteed Obligations.

2.2 PLEDGE OF AFTER-ACQUIRED COLLATERAL. Holdings shall cause all after-acquired Collateral issued to or received by it, whether for value paid by it or otherwise, to be forthwith pledged, deposited and delivered to First Ontario, forthwith after its receipt, and in each case all such after-acquired Collateral shall be duly registered in the name of First Ontario to be held by First Ontario pursuant to the terms of this Agreement and all further steps, proceedings and deliveries shall be taken and done by Holdings as First Ontario may reasonably require in order to perfect the security interest granted hereby in such after-acquired Collateral.

2.3 DELIVERY OF POSSESSION. Contemporaneously with the execution and delivery of this Agreement, Holdings shall cause share certificates evidencing the Pledged Shares to be delivered to First Ontario duly endorsed for transfer into the name of First Ontario and shall take all steps necessary or desirable to cause the interest of First Ontario as registered owner of the shares to be duly recorded in the records of the Corporation and to cause the Corporation to issue new share certificates representing the Pledged Shares in the name of First Ontario.

2.4 NO EXERCISE UNTIL DEFAULT. Unless there shall have occurred an Event of Default First Ontario shall not exercise any rights with respect to the Pledged Shares other than as herein permitted and shall exercise rights with respect to the Pledged Shares only for so long as the Event of Default shall be continuing.

                       3.0 - VOTING OF PLEDGED SECURITIES

3.1 RIGHTS ARISING ON DEFAULT. Upon the occurrence of an Event of Default which is continuing, First Ontario shall be entitled to exercise any and all voting rights with respect to the Collateral and shall be entitled to receive all dividends and distributions including stock and in specie dividends and distributions thereafter paid on the Collateral, and to such end First Ontario may cancel and revoke any proxy power or dividend order issued or delivered by First Ontario pursuant to this Agreement.

3.2 RIGHTS PRIOR TO DEFAULT. Subject to section 3.3 hereof, until there shall have occurred an Event of Default which is continuing, Holdings may direct the manner in which the voting rights attaching to the Collateral are exercised by First Ontario.

3.3 PROHIBITED ACTIONS. Notwithstanding section 3.2, in no event shall Holdings, in the absence of First Ontario's prior written consent, exercise any voting rights or other rights relating to the Collateral generally in any manner which is prohibited by or would give rise to an Event of Default under the terms of the Shareholders Agreement.


                        4.0 - DIVIDENDS & DISTRIBUTIONS

4.1 RIGHT TO RECEIVE DIVIDENDS & PROCEEDS AFTER DEFAULT. Upon the occurrence of an Event of Default and for so long as an Event of Default is continuing, First Ontario shall be entitled to receive all cash, additional securities and other property at any time and from time to time receivable or otherwise distributed in respect of or in exchange for any or all of the Collateral including stock dividends and in specie dividends and shall apply all such amounts on account of the Guaranteed Obligations.

4.2 RIGHT TO RECEIVE CASH DIVIDENDS PRIOR TO DEFAULT. Save and except as otherwise provided for in section 2.3 of the Purchase Agreement, for so long as no Event of Default shall have occurred, Holdings shall have the right to receive cash dividends declared and paid with respect to the Collateral.


                      5.0 - PROXY POWER AND DIVIDEND ORDER

5.1 GENERAL PROXY. Contemporaneously with the execution of this Agreement and from time to time during the term of this Agreement as Holdings may reasonably request, First Ontario shall, upon the written request of and at the expense of Holdings, execute and deliver to Holdings a proxy power and dividend order in the form attached hereto as Schedule A.

5.2 IDEM. In the event that the Collateral includes voting securities of any Person other than the Corporation, First Ontario shall also execute and deliver to Holdings from time to time during the term of this Agreement as Holdings may reasonably request, a form of similar form of proxy power and dividend order governing the Collateral issued by such other Person.

5.3 AUTHORITY OF PROXY HOLDER. Unless there shall have occurred an Event of Default which is continuing, First Ontario:

          (a) agrees not to revoke any proxy power or dividend order granted or issued to Holdings under sections 5.1 and 5.2; and

          (b) acknowledges and agrees that no proxy appointed pursuant to sections 5.1 or 5.2 shall be obligated to seek or follow any instructions given by First Ontario with respect to the manner of exercise of such proxy power, so long as the acts of the proxy are not prohibited by this Agreement.

5.4       AUTOMATIC TERMINATION OF PROXY POWER.   Any proxy power issued
hereunder is issued upon the express condition that such proxy power shall be suspended automatically and without the necessity of any further action on the part of First Ontario, or any other Person, forthwith upon the occurrence of any Event of Default and continuing until the Event of Default has been remedied.


                     6.0 - DEFAULT, REMEDIES & ENFORCEMENT

6.1 DEFAULT. Each of the following shall constitute an Event of Default hereunder:

          (a)     any default in the performance of the Guaranteed Obligations;
                  or

          (b) if any of the Collateral shall be attached or levied upon or seized in any legal proceedings, or held by virtue of any lien or distress.

6.2 FIRST ONTARIO'S RIGHTS AND REMEDIES. Upon the occurrence of an Event of Default First Ontario shall, in addition to the rights and remedies specifically provided for herein, have the rights and remedies of a secured party under the Personal Property Security Act, R.S.O. 1980, c. 375, as amended, and:

          (a) First Ontario may appoint by instrument in writing a receiver and manager (hereinafter referred to as the "Receiver") of all or any part of the Collateral and remove or replace such Receiver from time to time or may institute proceedings in any court of competent jurisdiction for the appointment of such a Receiver. Where First Ontario is referred to in this Agreement the term shall, where the context permits, include any Receiver so appointed and the officers, employees, servants or agents of such Receiver. Any Receiver appointed by instrument in writing pursuant hereto shall, in addition to any rights and powers granted hereby, be vested with such other discretions and powers as may be granted in the instrument of appointment and any supplement thereto. Holdings shall be solely responsible for the Receiver's acts and faults and for the Receiver's remuneration;

          (b) First Ontario shall apply any cash dividends received by First Ontario with respect to the Collateral to reduce the Guaranteed Obligations arising pursuant to the Subordinated Loan Agreement;

          (c) First Ontario may seize, collect, realize, sell, borrow money on the security of, release to third parties or otherwise deal with the Collateral or any part thereof at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as First Ontario shall deem advisable or in such other manner, upon such other terms and conditions and at such time or times as may seem to it advisable, without demand and without advertisement, notice to Holdings or legal process of any kind (except as otherwise required by any applicable law). All reasonable expenses incurred by First Ontario, including legal advices and services, and receivers and accounting fees, in connection with seizing, collecting, realizing, borrowing on the security of, selling or obtaining payment of the Collateral, shall be added to the Obligations secured hereby;

          (d) First Ontario may take such steps as it considers necessary or desirable to enter into or obtain possession of all or any part of the Collateral, including proceedings in any court of competent jurisdiction; and

          (e) At its option, First Ontario may elect, in the manner provided by and subject to the provisions of all applicable statutory provisions (including without limitation the provisions of the Personal Property Security Act) to retain all or any part of the Collateral in satisfaction of the Obligations owed to it by Holdings.

6.3 WAIVER OF NOTICE, PRESENTMENT AND NOTICE. Holdings waives demand, presentment and protest of any instrument and notice thereof, notice of default and all other notices to which Holdings might otherwise be entitled, except as otherwise specifically provided in the Shareholders Agreement or this Agreement and except those notices which by law cannot be waived.

6.4 WRITTEN WAIVERS, ETC. No waiver by First Ontario will be effective unless it is in a writing signed by Seller, and then only to the extent specifically stated, and no waiver by Seller on any occasion shall affect or diminish First Ontario's right thereafter to require strict performance by Holdings of any provision of this Agreement.

6.5 REMEDIES CUMULATIVE. First Ontario's rights and remedies under this Agreement are cumulative and not exclusive of any other right or remedy which First Ontario may have pursuant to the terms of this Agreement or otherwise.

6.6 SELLER'S RIGHT TO TAKE ACTION WITH RESPECT TO COLLATERAL. First Ontario may, in its sole discretion:

          (a) exchange, enforce, waive or release any right, remedy, security or portion of the Collateral,

          (b) apply such security or any proceeds of the Collateral and direct the order or manner of sale thereof as First Ontario may, from time to time, determine, and

          (c) settle, compromise, collect or otherwise liquidate any such security or Collateral for the Obligations in any manner following the occurrence of an Event of Default and during the continuance thereof without affecting or impairing First Ontario's right to take any other further action with respect to any security for the Obligations or any part thereof.

6.7 RELEASE. First Ontario may grant extensions of time or other indulgences, take and give up securities, accept compositions, grant releases and discharges and otherwise deal with the Collateral and the other securities as First Ontario may see fit, and may apply all moneys received from the Collateral or other sources, or from securities, upon such part of Holdings's liability as it may think best, without prejudice to or in any way limiting or lessening the liability of Holdings hereunder.

6.8 SELLER NOT BOUND TO EXHAUST ALTERNATIVE REMEDIES. First Ontario shall not be bound to exhaust its recourse against other assets of Holdings or against other parties or the securities it may hold before being entitled to enforce its rights in respect of the Collateral.

6.9 NOT LIABLE FOR LOSS. Any loss of or in respect of securities received by Seller from Holdings or any other person, whether occasioned through the fault of First Ontario or otherwise, shall not discharge pro tanto or limit or lessen the liability of Holdings hereunder.

6.10 POWER OF ATTORNEY. Holdings appoints First Ontario, or any other Person whom First Ontario may designate, as Holdings's attorney, with power to endorse Holdings's name on any share certificates, stock transfers, cheques, notes, acceptances, money orders, drafts or other form of payment or security that may come into Seller's possession on account of proceeds of the sale of the Pledged Shares after an Event of Default and to do all things necessary to carry out this Agreement. Holdings agrees that it shall ratify and approve all acts of such attorney. Neither First Ontario nor any other Person designated by Holdings as attorney hereunder will be liable for any acts or omissions except in the case of wilful misconduct on the part of First Ontario, nor for any errors of judgment or mistakes of fact or law.

6.11 PAYMENTS. First Ontario shall have the continuing and exclusive right to apply or reverse and reapply any and all payments to any portion of the Obligations. To the extent that Holdings makes a payment or payments to First Ontario or First Ontario receives any payment or proceeds of the Collateral for Holdings's account, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, provincial or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Obligations or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by First Ontario.

6.12 INDEMNITY. Holdings agrees to indemnify First Ontario from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against First Ontario in any litigation, proceeding or investigation, including, without limitation, any of the foregoing brought under any federal or state securities laws, which is threatened, instituted or conducted by any governmental agency or instrumentality or any other person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement, whether or not First Ontario is a party thereto, except to the extent that any of the foregoing arises out of the wilful misconduct of First Ontario (the "Loss Amount"). Notwithstanding the above, if First Ontario has acquired all of Pledged Shares pursuant to this Agreement and still holds all of such Pledges Shares, then any indemnification amount payable by Holdings to First Ontario pursuant to this section 6.12 shall be limited to Holdings' Proportionate Share (as defined in the Shareholders Agreement) of the Loss Amount.


                           7.0 - TERM & RECONVEYANCE

7.1 TERM OF AGREEMENT. This Agreement shall continue in full force and effect until the satisfaction in full of the Guaranteed Obligations or release of the Collateral by First Ontario.

7.2 RE-CONVEYANCE. Upon termination of this Agreement, First Ontario shall at the request and expense of Holdings reassign and deliver to Holdings or such other person legally entitled thereto, against receipt, such of the Collateral, if any, pledged by Holdings as shall not have been sold or otherwise applied by First Ontario pursuant to the terms hereof and shall be still held by it hereunder, together with appropriate instruments of reassignment and release.


                            8.0 - GENERAL PROVISIONS

8.1 NOTICES. Any notice, request or other communication hereunder to any of the parties hereto shall be in writing and be well and sufficiently given if delivered personally or sent by prepaid registered mail to its address or by telecopier to the number and to the attention of the person set forth below:



          (a)     In the case of Holdings:

                  c/o Striker Paper Canada, Inc.
                  100 Ormond Street South
                  P.O. Box 10
                  Thorold, Ontario
                  L2V 3Y7

                  Attention: David A.  Collins

                  Telecopier No.: (905) 227-8385

                  With a copy to:

                  Robert I. Beck and to Will Lambert


          (b)     In the case of First Ontario:

                  First Ontario Labour Sponsored Labour Fund Ltd.
                  c/o First Ontario Management Ltd.
                  234 Eglinton Avenue East
                  Suite 310
                  Toronto, Ontario
                  M4P 1L1

                  Attention: Mr. Ken Delaney, President

                  Telecopier No.: (416) 487-1345

Any such notice shall be deemed to be given and received, if delivered, when delivered, and if mailed, on the third Business Day following the date on which it was mailed, unless an interruption of postal services occurs or is continuing on or within the three Business Days after the date of mailing in which case the notice shall be deemed to have been received on the third Business Day after postal service resumes and if sent by telecopier on the next Business Day after the day on which the telecopy is sent. Either party may by notice to the other, given as aforesaid, designate a changed address or telecopier number.

8.2 COUNTERPARTS. This Agreement may be executed in counterparts, each of which when so executed shall constitute an original and all of which together shall constitute one and the same agreement.

8.3 FURTHER ACTS, ETC. Each of First Ontario and Holdings agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the other party may at any time request in connection with the administration and enforcement of this Agreement or relative to the Collateral or any part thereof or in order better to assure and confirm unto First Ontario or Holdings, as the case may be, its rights and remedies hereunder.

8.4 RIGHT TO ASSIGN. First Ontario shall have the right to assign this Agreement and to transfer, assign or sell participations in its interests hereunder from time to time, but Holdings shall not be permitted to assign this Agreement or any interest herein.

8.5 SUCCESSORS AND ASSIGNS. All of the rights, privileges, remedies and options given to First Ontario hereunder shall inure to the benefit of his heirs, executors, successors and assigns; and all the terms, conditions, promises, covenants, provisions and warranties of this Agreement shall inure to the benefit of and shall bind the representatives, successors and assigns of First Ontario and Holdings.



IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.


                                          STRIKER HOLDINGS (CANADA) INC.


                                          Per:
                                              ---------------------------------
                                              Matthew Pond


                                          FIRST ONTARIO LABOUR SPONSORED
                                          INVESTMENT FUND LTD.


                                          Per:
                                              ---------------------------------
                                              Ken Delaney





May 18, 1998

                                   SCHEDULE A
                                     TO THE
                  STOCK PLEDGE AND PROXY ARRANGEMENT AGREEMENT

                                  PROXY POWER

This Proxy is given pursuant to the provisions of a certain Stock Pledge and Proxy Arrangement Agreement, dated March 20, 1998 (the "Pledge Agreement"), made between STRIKER HOLDINGS (CANADA) INC. (the "Pledgor") and FIRST ONTARIO LABOUR SPONSORED INVESTMENT FUND LTD. ("First Ontario").

All terms set out in initial upper case letters herein, shall, unless the context shall otherwise require have the meanings ascribed to such terms in the Pledge Agreement.

The authority given to the proxy hereby shall at all times be subject to strict compliance by the proxy with the provisions of the Pledge Agreement and the Shareholders Agreement.

Subject to the restrictions set forth below, First Ontario hereby appoints the Pledgor, as the proxy of First Ontario and hereby authorizes the said proxy to represent and vote those shares of STRIKER PAPER CANADA INC., a corporation incorporated pursuant to the laws of the Province of Ontario (the "Corporation"), pledged by the Pledgor to First Ontario pursuant to the Pledge Agreement now or hereafter registered in the name of the undersigned on the books of the Corporation (the "Pledged Shares") on any and all matters which may properly come before any annual or special meeting of shareholders of the Corporation, or any adjournment of any such meeting and on which matter or matters the holders of shares are entitled to vote. First Ontario hereby undertakes to ratify and confirm all that the said proxy may do by virtue hereof provided the proxy acts within the authority hereby conferred.

PROVIDED THAT this instrument does not authorize the said proxy to represent or vote any of the Pledged Shares to approve, ratify or authorize any action which would violate any provision of the Subordinated Loan Agreement or the Shareholders Agreement, including without limitation any of the following:

1.        the dissolution or winding up of the Corporation;

2.        the amalgamation of the Corporation;

3. any action to sell, transfer, licence, franchise or assign all or substantially all of the assets of the Corporation;

4. the voluntary assignment of the Corporation into bankruptcy or other assignment of the Corporation's assets for the benefit of its creditors; or

This Proxy shall be:

(a) suspended upon the occurrence of an Event of Default as that term is defined in the Pledge Agreement until such Event of Default shall be remedied; and

(b) terminated upon the sale by First Ontario of the Pledged Shares pursuant to a realization by First Ontario upon the Pledged Shares as contemplated by the Pledge Agreement.

IN WITNESS WHEREOF, the undersigned has duly executed this Proxy this 20th day of March, 1998.


                                              FIRST ONTARIO LABOUR SPONSORED
                                              INVESTMENT FUND LTD.


                                              Per:
                                                  -----------------------------
                                                  Ken Delaney

                                 DIVIDEND ORDER

First Ontario hereby authorizes and directs the Corporation to pay all cash dividends on the shares to the Pledgor. This direction shall be:

(a) suspended upon the occurrence of an Event of Default as that term is defined in the Pledge Agreement until such Event of Default shall be remedied; and

(b) terminated upon the sale by First Ontario of the Pledged Shares pursuant to a realization by First Ontario upon the Pledged Shares as contemplated by the Pledge Agreement.

IN WITNESS WHEREOF, the undersigned has duly executed this Dividend Order this 20th day of March, 1998.

                                              FIRST ONTARIO LABOUR SPONSORED
                                              INVESTMENT FUND LTD.


                                              Per:
                                                  -----------------------------
                                                  Ken Delaney





May 18, 1998